UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2021

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

301 1st Street SW, Suite 200
Roanoke, VA 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.07.	Submission of Matters to a Vote of Security Holders

At the 2021 Annual Meeting of Stockholders of Luna Innovation Incorporated (“Luna”) held on May 11, 2021, Luna’s stockholders approved three proposals, as proposed in the proxy statement, as follows: (i) the election of Scott A. Graeff, N. Leigh Anderson and Pamela Coe as Class III members of the Board of Directors, to serve until Luna’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”); (ii) the approval, on a non-binding, advisory basis, of the compensation of Luna’s named executive officers (“Proposal 2”); and (iii) the ratification of the selection of Grant Thornton LLP as Luna’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal 3”).

Proposal 1. Election of Directors

The vote with respect to the election of directors was as follows:

	FOR	WITHHELD
Scott A. Graeff	16,980,702	188,143
N. Leigh Anderson	16,949,542	219,303
Pamela Coe	17,093,912	74,933

Broker non-votes: 8,487,866.

Proposal 2. Advisory Vote on Executive Compensation

The advisory vote on the compensation of Luna’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,499,582	371,260	298,002	8,487,866

Proposal 3. Ratification of Selection of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the selection of Grant Thornton LLP as Luna’s independent registered public accounting firm for the year ending December 31, 2021 was as follows:

FOR	AGAINST	ABSTAIN
25,322,512	296,867	37,331

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: May 13, 2021